News Release
Contact: Dori Abel, Investor Relations
866.475.0317 x11611
investorrelations@bridgepointeducation.com

Bridgepoint Education Reports Fourth Quarter and Full Year 2018 Results
SAN DIEGO (March 12, 2019) - Bridgepoint Education, Inc. (NYSE:BPI), a provider of postsecondary education services, today announced the results for its fourth quarter and full year ended December 31, 2018 (which reflect the amended and restated results for its third quarter of 2018 as filed with the SEC on March 12, 2019 in its amended Form 10-Q for such period).
Financial Results for the Three Months Ended December 31, 2018
Revenue for the three months ended December 31, 2018 was $94.7 million, compared with revenue of $105.1 million for the three months ended December 31, 2017.
Operating loss for the three months ended December 31, 2018 was $13.6 million, compared with operating loss of $5.9 million for the three months ended December 31, 2017.
The Company recognized an income tax benefit of approximately $35,000 for the three months ended December 31, 2018, compared with income tax benefit of $0.5 million for the three months ended December 31, 2017.
Net loss for the three months ended December 31, 2018 was $13.4 million, compared with net loss of $5.1 million for the three months ended December 31, 2017.
Diluted loss per share for the three months ended December 31, 2018 was $0.49, compared with diluted loss per share of $0.18 for the three months ended December 31, 2017.
Non-GAAP Financial Results for the Three Months Ended December 31, 2018
Non-GAAP operating loss for the three months ended December 31, 2018 was $6.4 million, compared with non-GAAP operating loss of $4.2 million for the three months ended December 31, 2017. Non-GAAP operating loss for the three months ended December 31, 2018 excludes separation transaction costs of $3.2 million, and restructuring and impairment charges of $4.0 million. Non-GAAP operating loss for the three months ended December 31, 2017 excludes a legal settlement expense of $1.8 million and a reversal of restructuring and impairment charges of $0.1 million.
Non-GAAP net loss for the three months ended December 31, 2018 was $6.2 million, compared with non-GAAP net loss of $3.9 million for the three months ended December 31, 2017. Non-GAAP net loss for the three months ended December 31, 2018 excludes separation transaction costs of $3.2 million, and restructuring and impairment charges of $4.0 million, as well as the related tax effect. Non-GAAP net loss for the three months ended December 31, 2017 excludes a legal settlement expense of $1.8 million, a reversal of restructuring and impairment charges of $0.1 million, and the related tax effects.
Non-GAAP diluted loss per share for the three months ended December 31, 2018 was $0.23, compared with non-GAAP diluted loss per share of $0.14 for the three months ended December 31, 2017.
Financial Results for the Year Ended December 31, 2018
Revenue for the year ended December 31, 2018 was $443.4 million, compared with revenue of $475.1 million for the year ended December 31, 2017.
Operating loss for the year ended December 31, 2018 was $4.0 million, compared with operating income of $6.4 million for the year ended December 31, 2017.

The Company recognized an income tax benefit of $7.6 million for the year ended December 31, 2018, compared with income tax benefit of $1.2 million for the year ended December 31, 2017.
Net income for the year ended December 31, 2018 was $4.6 million, compared with net income of $9.1 million for the year ended December 31, 2017.
Diluted income per share for the year ended December 31, 2018 was $0.17, compared with diluted income per share of $0.28 for the year ended December 31, 2017.
Non-GAAP Financial Results for the Year Ended December 31, 2018
Non-GAAP operating income for the year ended December 31, 2018 was $12.0 million, compared with non-GAAP operating income of $16.2 million for the year ended December 31, 2017. Non-GAAP operating income for the year ended December 31, 2018 excludes a legal settlement expense of $0.1 million, separation transaction costs of $8.1 million and restructuring and impairment charges of $7.8 million. Non-GAAP operating income for the year ended December 31, 2017 excludes a legal settlement expense of $1.8 million and restructuring and impairment charges of $7.9 million.
Non-GAAP net income for the year ended December 31, 2018 was $13.0 million, compared with non-GAAP net income of $17.8 million for the year ended December 31, 2017. Non-GAAP net income for the year ended December 31, 2018 excludes a legal settlement expense of $0.1 million, separation transaction costs of $8.1 million, and restructuring and impairment charges of $7.8 million as well as the related tax effect. Non-GAAP net income for the year ended December 31, 2017 excludes a legal settlement expense of $1.8 million, restructuring and impairment charges of $7.9 million, and the related tax effects.
Non-GAAP diluted income per share for the year ended December 31, 2018 was $0.47, compared with non-GAAP diluted income per share of $0.55 for the year ended December 31, 2017.
Balance Sheet and Cash Flow
As of December 31, 2018, the Company had combined cash, cash equivalents, restricted cash (both current and long-term) and investments of $192.7 million, compared with cash, cash equivalents, restricted cash and investments of $207.6 million as of December 31, 2017.
The Company used $7.6 million of cash in operating activities during the year ended December 31, 2018, compared with $4.1 million of cash used in operating activities during the year ended December 31, 2017.
Student Enrollment
Total student enrollment at the Company’s academic institutions was 38,153 at December 31, 2018, compared with total student enrollment of 40,730 at December 31, 2017.
About Non-GAAP Financial Measures
This press release contains non-GAAP financial measures for non-GAAP operating income, non-GAAP net income, non-GAAP diluted income per share, EBITDA and adjusted EBITDA, which exclude a legal settlement expense, restructuring and impairment charges, separation transaction costs, as well as certain income tax adjustments, as applicable. These non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles (GAAP) and are not based on a comprehensive set of accounting rules. Management believes non-GAAP financial measures are useful in providing investors with an understanding of how specific line items in the consolidated statements of income are affected by items that may not be indicative of the operating results of the Company’s core business. To the extent that other companies use similar methods in calculating and reporting non-GAAP operating results, the Company believes provision of supplemental non-GAAP financial information allows for a meaningful comparison of the Company’s performance against the performance of other companies. The Company further believes that these non-GAAP financial measures provide useful information regarding its ongoing operating activities and business trends related to its results of operations, as well as a meaningful comparison with historical financial results. The Company’s management and board of directors utilize these non-GAAP financial measures, together with the Company's financial statements prepared in accordance with GAAP, in developing operating budgets and evaluating the Company's performance. These non-GAAP financial measures are intended to supplement GAAP financial information, and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Refer to the accompanying tables for a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Earnings Conference Call and Webcast
Bridgepoint Education will host a conference call and webcast at 5:00 p.m. ET (2:00 p.m. PT) today to discuss its latest financial results and recent highlights.
Participants can attend a live broadcast of the call at http://ir.bridgepointeducation.com. Call participants can also dial (877) 395-6119, or (647) 689-5537 internationally, and provide the conference ID 2798689. The broadcast of the call will be archived and available for one year.
About Bridgepoint Education
Bridgepoint Education, Inc. (NYSE:BPI) harnesses the latest technology to reimagine the modern student experience through programs, technologies, and resources representing a unique model for advancing education in the 21st century. Bridgepoint stands for greater access, social learning, and exposure to leading minds. For more information, visit www.bridgepointeducation.com or www.facebook.com/BridgepointEducation.

BRIDGEPOINT EDUCATION, INC.
Consolidated Statements of Income (Loss)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue	$94,713	$105,052	$443,373	$475,113
Costs and expenses:
Instructional costs and services	51,580	54,858	217,700	235,390
Admissions advisory and marketing	38,780	43,256	168,751	175,389
General and administrative	13,952	10,362	52,980	47,381
Legal settlement expense	—	1,845	141	1,845
Restructuring and impairment charges	3,999	678	7,794	8,682
Total costs and expenses	108,311	110,999	447,366	468,687
Operating income (loss)	(13,598)	(5,947)	(3,993)	6,426
Other income, net	148	346	1,047	1,511
Income (loss) before income taxes	(13,450)	(5,601)	(2,946)	7,937
Income tax benefit	(35)	(456)	(7,582)	(1,174)
Net income (loss)	$(13,415)	$(5,145)	$4,636	$9,111
Income (loss) per share:
Basic	$(0.49)	$(0.18)	$0.17	$0.28
Diluted	$(0.49)	$(0.18)	$0.17	$0.28
Weighted average number of common shares outstanding used in computing income (loss) per share:
Basic	27,144	28,275	27,135	32,058
Diluted	27,144	28,275	27,563	32,794

BRIDGEPOINT EDUCATION, INC.
Consolidated Balance Sheets
(In thousands)

	As of December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$166,307	$185,098
Restricted cash	18,619	20,428
Investments	2,068	2,065
Accounts receivable, net	27,015	24,174
Prepaid expenses and other current assets	18,255	22,388
Total current assets	232,264	254,153
Property and equipment, net	16,860	10,434
Goodwill and intangibles, net	12,441	14,593
Other long-term assets	7,927	5,456
Total assets	$269,492	$284,636
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$62,792	$71,165
Deferred revenue and student deposits	63,834	70,766
Total current liabilities	126,626	141,931
Rent liability	3,183	7,001
Lease financing obligation	8,634	—
Other long-term liabilities	3,435	12,708
Total liabilities	141,878	161,640
Total stockholders' equity	127,614	122,996
Total liabilities and stockholders' equity	$269,492	$284,636

BRIDGEPOINT EDUCATION, INC.
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2018	2017
Cash flows from operating activities
Net income	$4,636	$9,111
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Provision for bad debts	22,834	30,294
Depreciation and amortization	6,786	8,863
Amortization of premium/discount	—	20
Deferred income taxes	(19)	(600)
Stock-based compensation	4,787	3,632
Net loss (gain) on marketable securities	89	(274)
Loss on termination of leased space	2,943	5,829
Loss on disposal or impairment of fixed assets	1,406	864
Loss on impairment of goodwill and intangibles	495	—
Changes in operating assets and liabilities:
Accounts receivable	(27,007)	(30,343)
Prepaid expenses and other current assets	4,133	280
Other long-term assets	2,843	(3,066)
Accounts payable and accrued liabilities	(12,190)	(12,908)
Deferred revenue and student deposits	(6,598)	(5,605)
Other liabilities	(12,729)	(10,172)
Net cash used in operating activities	(7,591)	(4,075)
Cash flows from investing activities
Capital expenditures	(2,581)	(3,387)
Purchases of investments	(1,067)	(315)
Capitalized costs for intangible assets	(873)	(553)
Sales of investments	975	214
Maturities of investments	—	47,725
Net cash (used in) provided by investing activities	(3,546)	43,684
Cash flows from financing activities
Proceeds from exercise of stock options	455	3,848
Tax withholdings related to net exercise of stock options	(1,097)	—
Proceeds from the issuance of stock under employee stock purchase plan	210	289
Tax withholding on issuance of stock awards	(949)	(1,860)
Repurchase of common stock	(2,424)	(168,695)
Net cash used in financing activities	(3,805)	(166,418)
Net (decrease) increase in cash, cash equivalents and restricted cash	(14,942)	(126,809)
Cash, cash equivalents and restricted cash at beginning of period	205,526	332,335
Cash, cash equivalents and restricted cash at end of period	$190,584	$205,526

BRIDGEPOINT EDUCATION, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Operating Income (Loss) Reconciliation:
GAAP operating income (loss)	$(13,598)	$(5,947)	$(3,993)	$6,426
Legal settlement expense	—	1,845	141	1,845
Separation transaction costs	3,247	—	8,081	—
Restructuring and impairment charges	3,999	(120)	7,795	7,884
Non-GAAP operating income (loss)	$(6,352)	$(4,222)	$12,024	$16,155

Net Income (Loss) Reconciliation:
GAAP net income (loss)	$(13,415)	$(5,145)	$4,636	$9,111
Legal settlement expense	—	1,845	141	1,845
Restructuring and impairment charges	3,999	(120)	7,795	7,884
Separation transaction costs	3,247	—	8,081	—
Income tax impact, non-GAAP	(38)	(444)	(7,685)	(1,034)
Non-GAAP net income (loss)	$(6,207)	$(3,864)	$12,968	$17,806

Diluted Income (Loss) Per Share Reconciliation:
GAAP diluted income (loss) per share	$(0.49)	$(0.18)	$0.17	$0.28
Legal settlement expense	—	0.07	0.01	0.06
Restructuring and impairment charges	0.15	(0.01)	0.28	0.24
Separation transaction costs	0.12	—	0.29	—
Income tax impact, non-GAAP	(0.01)	(0.02)	(0.28)	(0.03)
Non-GAAP diluted income (loss) per share	$(0.23)	$(0.14)	$0.47	$0.55

EBITDA and Adjusted EBITDA Reconciliation:
GAAP net income (loss)	$(13,415)	$(5,145)	$4,636	$9,111
Income tax benefit	(35)	(456)	(7,582)	(1,174)
Other income (expense)	(310)	(94)	(229)	(301)
Depreciation and amortization	1,586	2,043	6,786	8,863
EBITDA	(12,174)	(3,652)	3,611	16,499
Legal settlement expense	—	1,845	141	1,845
Restructuring and impairment charges	3,999	(120)	7,795	7,884
Separation transaction costs	3,247	—	8,081	—
Income tax impact, non-GAAP	(38)	(444)	(7,685)	(1,034)
Adjusted EBITDA	$(4,966)	$(2,371)	$11,943	$25,194